UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2010

REVETT MINERALS INC.
(Exact name of small business issuer in its charter)

Canada	91-1965912
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11115 East Montgomery, Suite G
Spokane Valley, Washington 99206
(Address of principal executive offices)

Registrant’s telephone number: (509) 921-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14 a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     On August 24, 2010, Revett Minerals closed a non—brokered private placement of its shares. The private placement consisted of the sale of 12,094,368 equity units at a price of CDN$ 0.28 per unit for gross proceeds to the Company of CDN$ 3,386,423.

     Each unit consists of one common share and one-half of a common share purchase warrant, each whole warrant entitling the holder to acquire an additional common share at a price of CDN$0.35 per share for a 36 month period. In connection with CDN$386,426 of the private placement, the Company has paid a 6% finders fee and issued 41,403 warrants exercisable at CDN$0.35 for a period of 36 months.

     Proceeds from this private placement will be used for continuing exploration and development at the Troy Mine, in particular, acceleration of the exploration of the extensive land position in the immediate mine area and for general working capital purposes. The aforementioned securities will not be registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”).

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated August 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVETT MINERALS, INC
(Registrant)

Date: August 24, 2009	By: /s/ Ken Eickerman
Ken Eickerman
Chief Financial Officer and Secretary